EXHIBIT 10.6

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made as of the ______ day of March, 2004, by and among M/I HOMES, INC. (formerly known as M/I Schottenstein Homes, Inc.), an Ohio corporation (“Borrower”), FLEET NATIONAL BANK (formerly known as BankBoston, N.A.) (“Fleet”) and the banks from time to time a party to that certain Credit Agreement (as hereinafter defined) (the “Banks”; Fleet and the Banks are hereinafter referred to collectively as the “Lenders”) and FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), as Agent (the “Agent”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent and Fleet entered into that certain Credit Agreement dated August 29, 1997 (the “Original Credit Agreement”), as amended by First Amendment to Credit Agreement dated September 15, 2000 (the “First Amendment”), Second Amendment to Credit Agreement dated March 6, 2002 (the “Second Amendment”), Third Amendment to Credit Agreement dated June 2, 2003 (the “Third Amendment”) and Fourth Amendment to Credit Agreement dated March 22, 2004 (the “Fourth Amendment”) (collectively, the “Original Credit Agreement”, “First Amendment”, “Second Amendment”, “Third Amendment” and “Fourth Amendment” referred to as, the “Credit Agreement”); and

WHEREAS, Borrower has requested that the Lenders modify the Credit Agreement in certain respects; and

WHEREAS, the Agent and the Lenders have agreed to such modification to the Credit Agreement subject to the execution and delivery by Borrower of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
  Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
  Modification of the Fourth Amendment. Borrower, the Lenders and Agent do hereby modify and amend the Fourth Amendment as follows:
    By deleting the figure “$40,000,000.00” appearing in the last line of the amended definition of “Permitted Indebtedness” appearing in Paragraph 3(a) of the Fourth Amendment and inserting in lieu thereof the figure “$50,000,000.00”.
  References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.
  Representations. Borrower represents and warrants to Agent and the Lenders as follows:

    Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower, (ii) have been duly authorized by all necessary proceedings on the part of Borrower, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon Borrower or any of its properties or to which Borrower is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower. Borrower hereby represents and warrants that Borrower is not required to obtain the consent of any third party as a result of or in connection with entering into this Amendment and Borrower has provided any and all notices to any third parties as required as a result of or in connection with entering into this Amendment.
    Enforceability. The execution and delivery of this Amendment is the valid and legally binding obligations of Borrower enforceable in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
    Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.
  No Default. By execution hereof, the Borrower certifies that Borrower is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.
  Waiver of Claims. Borrower acknowledges, represents and agrees that Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.
  Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents and the Credit Agreement as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower under the Loan Documents.

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  Amendment as Loan Document. This Amendment shall constitute a Loan Document.
  Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
  Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Amendment shall be effective upon the execution and delivery of this Amendment by the Borrower and Fleet. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
(signature pages to follow)

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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.
BORROWER:
M/I HOMES, INC. (formerly known as M/I Schottenstein Homes, Inc.), an Ohio corporation

By:
Name:
Title:

Attest:
Name:
Title:

FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), individually and as Agent

By:
Name:
Title:

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